Exhibit 1.2

US$[          ] [     ]% Convertible Senior Notes Due 2025

PINDUODUO INC.

UNDERWRITING AGREEMENT

[          ], 2020

GOLDMAN SACHS (ASIA) L.L.C.

BOFA SECURITIES, INC.

As Representatives of the Underwriters named in Schedule A hereto

c/o Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road, Central, Hong Kong

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States

Dear Sirs:

1.                                      Introductory. Pinduoduo Inc., an exempted company incorporated in the Cayman Islands (“Company”) agrees with the Underwriters named in Schedule A hereto (“Underwriters”), subject to the terms and conditions stated herein, to issue and sell to the Underwriters US$[          ] principal amount of [          ] % Convertible Senior Notes due 2025 of the Company (the “Firm Securities”) and also proposes to grant to the Underwriters an option to purchase an aggregate of up to an additional US$[          ]  principal amount of its [          ] % Convertible Senior Notes due 2025 (the “Option Securities”), each to be issued under a base indenture dated as of [          ], 2020 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture to be dated as of [          ], 2020 (the “Supplemental Indenture” and, together with the Base Indenture, as further amended or supplemented, the “Indenture”). The Firm Securities and the Option Securities which the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities.”

The American Depositary Shares (the “ADSs”) to be issued upon conversion of the Offered Securities are to be issued pursuant to the deposit agreement dated July 25, 2018 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary under the Deposit Agreement and evidencing the ADSs. Each ADS will initially represent the right to receive four Class A ordinary shares of the Company, par value US$0.000005 per share of the Company (“Ordinary Shares”) deposited pursuant to the Deposit Agreement.

This Agreement, the Indenture, and the Deposit Agreement, as each may be amended or supplemented from time to time, are hereinafter collectively referred to as the “Transaction Documents.”

Concurrently with the issuance and offering of the Offered Securities, the Company is offering in an offering registered under the Act (as defined below) by means of a base prospectus as supplemented by a prospectus supplement an aggregate of [          ]  ADSs (the “ADS Offering”). Goldman Sachs (Asia) L.L.C., and BofA Securities, Inc. are acting as underwriters (collectively the “ADS Offering Underwriters”) in the ADS Offering. The Company in the ADS Offering has granted the ADS Offering Underwriters an option to purchase up to an aggregate of [          ] additional ADSs. The Company in the ADS Offering and the ADS Offering Underwriters will be entering into an underwriting agreement with respect to the ADS Offering.

The Company hereby agrees with the Underwriters as follows:

2.                                      Representations and Warranties of the Company.

(a)                                 The Company represents and warrants to, and agrees with, the Underwriters that as of the date hereof, the Applicable Time referred to in Section 2(a)(i) hereof, the Closing Date referred to in Section 2(a)(i) hereof:

(i)                                   Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a shelf registration statement on Form F-3 (No. 333-250117), including a related prospectus or prospectuses (the “Base Prospectus”), covering the registration of the Offered Securities and the Class A Ordinary Shares represented by the ADSs issuable upon conversion (as well as the Class A Ordinary Shares represented by the ADSs offered and sold in the ADS Offering) under the Act, which has become effective and the Company is and continues to be eligible to use such Form F-3. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendments and supplements thereto (but only to the extent such amendments or supplements, as the case may be, relate to the Offered Securities), any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

A registration statement on Form F-6 (File No. 333-226185) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-38591) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus (including any preliminary prospectus supplement) or any amendment or supplement, or the Final Prospectus (as defined below) (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

For purposes of this Agreement:

“430B Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of the registration statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the registration statement pursuant to Rule 430B(f).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [          ] [a.m./p.m.] (Eastern time) on [the date of this Agreement].

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act..

“General Disclosure Package” means the Preliminary Prospectus together with any General Use Issuer Free Writing Prospectus existing at the Applicable Time and information which is intended for general distribution to prospective investors, as set forth in Schedule C hereto.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Preliminary Prospectus” means the preliminary prospectus, including any and documents incorporated by reference therein, dated November 16, 2020, relating to the Offered Securities.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations and the auditing and accounting principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Global Select Market (the “NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                                Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the date of this Agreement and (D) on each Closing Date, each of the Registration Statement, the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)                             Ineligible Issuer Status.  (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv)                            Renewal Deadline. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective not more than three years prior to the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement.

(v)                               Notice from the Commission. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company has not received any order suspending the effectiveness or use of the Registration Statement or the preliminary prospectus by the Commission and has not received a notice of any proceeding for that purpose or notice of any action instituted pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities by the Commission, nor has any such proceeding or action been threatened by the Commission. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(vi)                            General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vii)                         Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii)                      Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)                            Testing-the-Waters Communication. (A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (B) The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(x)                               Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing with the Registrar of Companies of the Cayman Islands under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(xi)                            Controlled Entities.  The subsidiaries and consolidated variable interest entities listed in Schedule B hereto shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable, in accordance with the applicable laws and its respective articles of association, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, except as disclosed in the General Disclosure Package and the Final Prospectus, is owned free from liens, encumbrances and defects.

(xii)                         VIE Agreements and Corporate Structure.

(A)                     The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be, as set forth in Schedule D hereto (each a “VIE Agreement” and collectively, the “VIE Agreements”), as set forth in the General Disclosure Package and the Final Prospectus is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Final Prospectus.

(B)                     Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIEs or shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)                     The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries and VIEs pursuant to (A) the constitutive or organizational documents of the Company or any of the subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries and VIEs or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries and VIEs is a party or by which the Company or any of the subsidiaries and VIEs is bound or to which any of the properties of the Company or any of the subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement, except, in the case of (B) or (C), where such breach, violation or default would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole (“Material Adverse Effect”). None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D)                     The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders of the VIEs to exercise their voting rights.

(xiii)                      Offered Securities. The Indenture has been duly authorized. The Offered Securities have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the General Disclosure Package and the Final Prospectus; when the Offered Securities are delivered and paid for by the Underwriters pursuant to this Agreement on the First Closing Date and each Optional Closing Date, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, issued and delivered and will conform to the description thereof contained in the General Disclosure Package, the Final Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Ordinary Shares outstanding prior to the issuance of the Ordinary Shares to be issued upon conversion of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable; except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; except as set forth in the Indenture, the Ordinary Shares represented by the ADSs, when issued and delivered upon conversion of the Offered Securities, will be free of any restriction upon the voting or transfer thereof, except as set forth in the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into ADSs representing Ordinary Shares in accordance with the terms of the Offered Securities. The maximum number of Ordinary Shares issuable upon conversion of the Offered Securities have been duly authorized and, when issued upon conversion of the Offered Securities, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the General Disclosure Package and the Final Prospectus, and the issuance of such Ordinary Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(xiv)                     No Finder’s Fee.  There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(xv)                        Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(xv) hereof. Each officer and director of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xvi)                     Listing. The ADSs to be issued upon conversion of the Offered Securities will be duly listed for quotation on the NASDAQ.

(xvii)                  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Transaction Documents in connection with the issuance, offering and sale of the Offered Securities, except the Registration Certificate (as defined below), the post-issuance filing obligations with NDRC (as defined below), and such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including under applicable blue sky laws in any jurisdiction in which the Offered Securities are offered and sold.

(xviii)               NDRC Certificate. The Company (through a PRC subsidiary) obtained an enterprise foreign debt registration certificate dated May 8, 2020 with a validity period of one year (the “Registration Certificate”) from the National Development and Reform Commission (“NDRC”). Such registration has not been withdrawn and is not subject to any condition which has not been fulfilled or performed, except for the filing by such PRC subsidiary with NDRC of the requisite information and documents within ten (10) business days in the PRC after the date of issuance of the Offered Securities.

(xix)                     Title to Property.  The Company and the Controlled Entities have good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold any material leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xx)                        Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Transaction Documents, the Offered Securities and the consummation of the transactions contemplated hereby or thereby, and the use of proceeds as described in the General Disclosure Package and the Final Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xxi)                     Absence of Existing Defaults and Conflicts.  Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) in breach or violation of any provision of applicable law or statute (including any applicable law concerning product quality and consumer rights protection, Internet information security and privacy protection, Internet advertising, payment services, intellectual property rights and foreign investment in the e-commerce sector in China) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii)                  Authorization of This Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of the Transaction Documents and the Offered Securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxiii)               Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of the Deposit Agreement contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxiv)              Authorization of Registration Statement.  The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxv)                 Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(xxvi)              Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or by any other party to any such contract or agreement.

(xxvii)           Absence of Labor Dispute; Compliance with Labor Law.  No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company, is imminent.

(xxviii)        Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(xxix)              Environmental Laws. (i) The Company and each of the Controlled Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(xxx)                 Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Principal Shareholders,” “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Taxation” and “Underwriting”, and the statements set forth in “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the Commission on April 24, 2020, as supplemented by the related prospectus supplement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxxi)              Absence of Manipulation.  None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxii)           Operating and Other Company Data.  All operating and other Company data disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, including but not limited to, GMV, the number of total orders, the number of active buyers, the annual spending per active buyers, the number of active merchants, the number of monthly active users, are true and accurate in all material respects.

(xxxiii)        Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxiv)       Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxv)          Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company or  any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities (or such officer or director), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents and the Offered Securities, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxvi)       Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the other financial information included in each of the the Registration Statement, General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxvii)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxviii)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xxxix)       Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xl)                            Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xli)                         PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(xlii)                      Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(xliii)                     Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the NDRC, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xliv)                    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Company’s Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offer Securities, the issuance of Ordinary Shares upon conversion of the Offered Securities, and the consummation of the transactions contemplated by the Transaction Documents (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xlv)                       Taxes.  (A) The Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package and Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xlvi)                    Insurance.  The Company and the Controlled Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any of the Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xlvii)                 Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or their respective affiliates, nor any director, officer or employee, nor, to the best knowledge of the Company, any agent or representative of the Company or of any of the Controlled Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and the Controlled Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xlviii)              Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlix)                  Compliance with OFAC.

(A)                        Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the best knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1)                       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)                       located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(B)                               The Company represents and covenants that the Company and the Controlled Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities:

(1)                     to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(2)                     in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C)                               The Company represents and covenants that, for the past five years, the Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(l)                                   Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(li)                                  Related Party Transactions.  No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the General Disclosure Package and the Final Prospectus.

(lii)                               Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(liii)                            Independence of Ernst & Young Hua Ming LLP.  Ernst & Young Hua Ming LLP (“EY”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package and the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(liv)                           No Transaction or Other Taxes.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under the laws and regulations of each of the jurisdictions in which the Company and the Controlled Entities are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction  (except that stamp duty may be payable if the Transaction Documents are executed in, or after execution brought within the jurisdiction of the Cayman Islands) by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Offered Securities by the Company to or for the account of the Underwriters; (ii) the issuance of the Ordinary Shares, when issued by the Company upon conversion of the Offered Securities and deposited with the Depositary against issuance of the ADRs evidencing the ADSs and the issuance and delivery of the ADSs; (iii) the sale and delivery by the Underwriters of the Offered Securities to the subsequent purchasers thereof in the manner contemplated by the Transaction Documents; or (iv) the execution and delivery of the Transaction Documents and the Offered Securities.

(lv)                              No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offering Securities other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(lvi)                           Validity of Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents and the Offered Securities is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by courts in the Cayman Islands (except where to do so would be contrary to the public policy of the Cayman Islands) and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 16.13 of the Indenture, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement and Section 16.13 of the Indenture, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to the Transaction Documents and the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

(lvii)                        No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents and the Offered Securities; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(lviii)                     Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (E) is final and conclusive, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(lix)                           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lx)                            FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(lxi)                           Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3.                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of [          ] % (being the issue price net of a commission of [          ]%) of the principal amount thereof plus accrued interest from [First Closing Date], 2020 to the relevant Closing Date, the principal amount of Firm Securities set forth opposite the name of the Underwriters in Schedule A hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

The Company will deliver the Firm Securities to The Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters against payment of the purchase price by the Underwriters in the United States federal (same day) funds by official bank check or checks or wire transfer to account(s) at bank(s) acceptable to the Representatives drawn to the order of the Company at 9:30 A.M., New York time, on [          ], 2020 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.”

In addition, upon written notice from the Representatives given to the Company from time to time within a period of 30 days after the date of this Agreement, the Company agrees to sell to the Underwriters the number of Option Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to but excluding the related Optional Closing Date) set forth in Section 3 hereof. Such Option Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to reflect the minimum denomination of the Offered Securities). No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Securities or any portion thereof may be exercised at any time in whole, or from time to time in part, and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Option Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Option Securities is given. The Company will deliver the Option Securities being purchased on each Optional Closing Date to the Trustee as custodian for DTC for the respective account of the Underwriters against payment of the purchase price therefore (plus any accrued interest to but excluding the related Optional Closing Date) in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

The Firm Securities and Option Securities to be delivered to each Underwriter shall be delivered in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the First Closing Date or Optional Closing Date, as the case may be. The purchase price (plus any accrued interest, if any) payable by the Underwriters shall be reduced by (i) any transfer taxes duly paid by, or on behalf of, the Underwriters in connection with the transfer of the Offered Securities to the Underwriters and (ii) any withholding required by law, and shall include accrued interest, if any, to the date of payment and delivery. The Company will cause the Global Securities to be made available for inspection at least 24 hours prior to the First Closing Date or Optional Closing Date, as the case may be.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company.

The Company agrees with the several Underwriters that:

(i)                         Filing of Prospectuses.   The Company has filed or will file the Final Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433, and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(ii)                      Filing of Amendments: Response to Commission Requests.  The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172) in connection with the sale of the Offered Securities by any Underwriter or dealer.

(iii)                   The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or the Final Prospectus (including any document incorporated by reference therein) at any time and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment or supplement to the Registration Statement has been filed or effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, for any amendment or supplement to the Final Prospectus or for any additional information or the receipt of any comments from the Commission relating to the Registration Statement, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the institution or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iv)                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(v)                     To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(vi)                  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (six of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)               Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities and the ADSs to be issued upon conversion thereof and the Ordinary Shares represented by such ADSs for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.DTC Clearance. The Company will cooperate with the Representatives and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through the DTC.

(viii)            Listing. The Company will use its best efforts to maintain the listing of the ADSs on NASDAQ.

(ix)                  Investment Company. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and the Company will procure that no other Controlled Entities will, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(x)                     Payment of Expenses.  [The Company agrees with the Underwriters that the Company will, and the Company will procure that each of the other Controlled Entities will, jointly and severally, pay or cause to be paid all expenses incidental to (i) the execution, issuance, authentication, packaging, delivery and distribution of the Offered Securities, the preparation and printing of the Preliminary Prospectus, the Transaction Documents and any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants and other consultants or professional advisors, (iii) the cost of any advertising approved by the Company in connection with the issuance of the Offered Securities; (iv) any expenses (excluding fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designates and the preparation and printing of memoranda relating thereto; (v) expenses incurred in distributing the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, to the Underwriters; and (vi) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company.]

(xi)                  Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(xii)               Absence of Manipulation.  In connection with the offering, the Representatives shall promptly notify the Company of the completion of the resale of the Offered Securities, and until such notification, none of the Company nor any of its affiliates will, and the Company will cause the other Controlled Entities and their respective affiliates not to, either alone or with one or more other persons, (i) bid for or purchase for any account in which any Controlled Entities or any of their respective affiliates has a beneficial interest in any Offered Securities, (ii) attempt to induce any person to purchase any Offered Securities, (iii) make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or (iv) take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiii)            Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of the Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xiv)           Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except that the Company may (A) issue Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grant employee share options and other types of share-based incentive awards pursuant to the terms of a plan in effect on the date hereof and issue Lock-Up Securities pursuant to the exercise or vesting, as the case may be, of such options and other types of share-based incentive awards, and (C) issue Ordinary Shares to be deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs upon the conversion of Offered Securities. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xv)              Agreement to announce lock-up waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 2(a)(ix) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(xvi)           Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared by the Company and payable on the Ordinary Shares, including Ordinary Shares represented by the ADSs issuable upon conversion of the Offered Securities; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xvii)        PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xviii)     Reservation of ADSs and Ordinary Shares.  To reserve and keep available at all times, free of pre-emptive rights, ADSs and the Ordinary Shares represented thereby for the purpose of enabling the Company to satisfy all obligations to issue the ADSs upon conversion of the Offered Securities,

6.                                      Free Writing Prospectuses.

(a)                                 Free Writing Prospectuses. The Company represents and agrees that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b)                                 Term Sheets. The Company consents to the use by the Underwriters of a Free Writing Prospectus that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Prospectus, including by means of a pricing term sheet in the form of Exhibit C hereto; or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to the Underwriters for liability arising from any inaccuracy in any such Free Writing Prospectuses referred to in clause (i) or (ii) as compared with the information in the General Disclosure Package or the Final Prospectus.

7.                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and for the Option Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, the performance by the Company of their obligations hereunder and the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Representatives shall have received letters from EY, dated, respectively, (i) the date hereof and (ii) each Closing Date (a “bringdown letter”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)                                 Effectiveness of Registration Statement.  The Registration Statement and the ADS Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any securities of the Company or any of the Controlled Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)); (iii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                                 Opinion of U.S. Counsel for the Company.  The Representatives shall have received an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)                                  Opinion of Hong Kong counsel for the Company.  The Representatives shall have received an opinion and negative assurance letter of Li & Partners, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)                                   Opinion of Cayman Islands Counsel for the Company.  The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion of PRC Counsel for the Company.  The Representatives shall have received an opinion of King & Wood Mallesons, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)                                 Opinion of U.S. Counsel for the Underwriters.  The Representatives shall have received an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives. The Representatives shall have also received an opinion of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)                                     Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)                                    Opinion of Counsel for the Depositary. The Representatives shall have received an opinion of White & Case LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)                                 Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate; (iv) no order suspending the use of the General Disclosure Package or Final Prospectus in any applicable jurisdiction has been issued and no proceedings for that purpose have been instituted or are pending; and (v) with respect to such other matters as the Representatives may reasonably require.

(l)                                     Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by vice president of finance of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(m)                             Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters from each of the Company’s directors and executive officers listed on Annex A-1, in each case substantially in the form of Exhibit A hereto.

(n)                                 Eligible for DTC Clearance. At or prior to the Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(o)                                 Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date.

(p)                                 Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate, dated such Closing Date, as the case may be, of one of its authorized officers in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(q)                                 FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(r)                                    Transaction documents. On or prior to the First Closing Date and each Optional Closing Date, the Company shall have duly executed and delivered each of the Transaction Documents and the Offered Securities, as each may be amended or supplemented from time to time, dated as of the relevant Closing Date as well as any required amendments, supplements, side letters or confirmation letters, in each case in form and substance reasonably satisfactory to the Representatives. The Company shall have dully executed and delivered the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof, as of such Closing Date. The Deposit Agreement shall be in full force and effect on such Closing Date.

(s)                                   Authorization. All corporate proceedings and other legal matters incident to the authorization of each of the Transaction Documents, the Offered Securities, the General Disclosure Package and the Final Prospectus shall be reasonably satisfactory in all material respects to counsel for the Representatives, and the Controlled Entities shall have furnished (or caused to be furnished) to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

(t)                                    Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters or documents as the Representatives reasonably requests.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its respective partners, members, directors, officers, employees, agents, affiliates and such affiliates’ directors, officers, employees and agents, and each person, if any, who “controls” such Underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who “controls” the Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (each, a “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Underwriter Indemnified Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the name of the Underwriters as set forth in the prospectus.

(c)                                  Actions against Parties; Notification.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who “control” any Underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or who are “affiliates” of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors and officers and each person, if any, who “controls” the Company within the meaning of either such Section. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company to the total commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and the Underwriters on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

9.                                      Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10  (provided that if such default occurs with respect to Option Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Option Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives c/o Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong, Attention: General Counsel, and c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, U.S.A., Attention: Syndicate Department and ECM Legal], or, if sent to the Company, will be mailed, delivered or sent and confirmed to Pinduoduo Inc., 28/F, No. 533 Loushanguan Road, Changning District Shanghai, 200051 People’s Republic of China; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, and the Company will procure that each Controlled Entities will waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.                               Contractual recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

(a)                                  the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Representatives to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                                   the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                                the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Representatives or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)                             the cancellation of the BRRD Liability;

(iv)                            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                  the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Representatives.

17.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                  In the event that any Underwriter that is a Covered Entity or a BHC Act affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purpose of this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                                   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                                a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 14

18.                               Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PINDUODUO INC.

By

Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

By:

Name:
Title:

By BofA Securities, Inc.

By:

Name:
Title:

SCHEDULE A

Underwriters

Underwriters	Principal Amount of Firm Securities
Goldman Sachs (Asia) L.L.C.	$
BofA Securities Inc.	$
China Renaissance Securities (Hong Kong) Limited	$
Total	$	[	]

SCHEDULE B

List of Controlled Entities

Subsidiary	Place of Incorporation

HongKong Walnut Street Limited	Hong Kong

Hangzhou Weimi Network Technology Co., Ltd.	PRC

Walnut Street (Shanghai) Information Technology Co., Ltd.	PRC

Shenzhen Qianhai Xinzhijiang Information Technology Co., Ltd.	PRC

Consolidated Variable Interest Entity	Place of Incorporation

Hangzhou Aimi Network Technology Co., Ltd.	PRC

Subsidiary of Consolidated Variable Interest Entity	Place of Incorporation

Shanghai Xunmeng Information Technology Co., Ltd.	PRC

SCHEDULE C

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

The following information is also included in the General Disclosure Package:

1.              Final term sheet, dated [          ], 2020, a copy of which is attached hereto as Exhibit C

SCHEDULE D

VIE AGREEMENTS

Exhibit A

FORM OF LOCK-UP LETTER

ANNEX A-1

List of Lock-Up Parties

Exhibit B

FORM OF PRESS RELEASE

Exhibit C

FORM PRICING TERM SHEET